UNITED STATES

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SCHEDULE 14A

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ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

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On May 10, 2016, Sessa Capital (Master), L.P. issued and posted to http://FixAshfordPrime.com the following press release:

SESSA CAPITAL HIGHLIGHTS ASHFORD PRIME’S ADMISSIONS OF

CORPORATE GOVERNANCE WEAKNESSES

Urges Shareholders to Support Sessa’s Five Highly Qualified Director Nominees

New York – May 10, 2016 – Sessa Capital (Master), L.P. (“Sessa”), owner of 8.2% of the outstanding common shares of Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”), today commented on the Company’s announcement of a series of last-minute governance proposals that Sessa believes will do little to address the issues that have plagued Ashford Prime since its 2013 spin-off.

Sessa believes the incumbent directors’ newest proposal, that Monty Bennett step down as CEO, is merely a ruse to suggest that real governance changes are underway. At most companies, a CEO change would be meaningful. But this is not the case at Ashford Prime, where the incumbent directors relinquished their power to appoint the CEO less than a year ago by approving a highly unusual contractual arrangement. In Sessa’s view, changing the Company’s CEO will be merely symbolic because, by contract, any CEO will be appointed by Ashford Inc and therefore beholden to Monty Bennett in his role as Ashford Inc’s Chairman and CEO. Sessa believes this arrangement renders the Company’s latest proposal a mere cosmetic change that leaves Monty Bennett’s power over Ashford Prime unchecked.

Sessa also questions the incumbent directors’ campaign promise that they might appoint new independent directors if they are re-elected. Sessa agrees that truly independent directors are needed at Ashford Prime, but Sessa believes that the governance problem at Ashford Prime isn’t an insufficient number of directors, but rather the conflicts of the existing “independent” directors. The incumbent directors were all identified by Chairman Bennett and have personal, professional and financial intersections with him and his other companies. A larger board would be unwieldy in size, more expensive and chosen by incumbent directors who have already failed to protect shareholders’ interests. Sessa believes that shareholders should be wary of director additions sourced by a board that includes:

•	A director who is a direct subordinate of Chairman Bennett and has worked for him for nearly 15 years;
•	A high school friend of more than 30 years of Chairman Bennett who serves on the Company’s Compensation Committee;
•	A director whose independence was questioned by RiskMetrics while serving as a director of Ashford Prime’s predecessor because of his receipt of a $100,000 bonus;

•	A director whose affiliated company sold assets to Ashford Prime’s predecessor, which later took $50 million in impairment charges on the purchase; and
•	Two political cronies of Chairman Bennett, Texas State Representatives who raised so much campaign money from Chairman Bennett that he was a leading individual donor to each.

For shareholders who, like Sessa, believe new independent directors are needed, electing Sessa’s highly qualified nominees on June 10 is a more direct and immediate path to accomplish this objective.

Instead of the incumbent directors’ belated and hollow proposals, Sessa’s nominees, none of whom have any personal or financial ties to Ashford Inc or its management, will pursue instituting best-in-class corporate governance at Ashford Prime. Independence is particularly important to Ashford Prime given that Ashford Inc manages all of its businesses and operations. Sessa also believes that Ashford Prime’s heavy dependence on its external advisor necessitates an independent Chairman of the Board, who is not an Ashford Inc employee with related party conflicts such as Mr. Bennett.

John Petry, Sessa’s Founder and Managing Partner, said, “Given the track record of the incumbent directors, shareholders should exercise great caution in accepting this board and management team’s promises of future independent directors. Fortunately, Sessa’s nominees are truly independent from Chairman Bennett and will provide the rigorous checks and balances that should exist within the Company’s corporate structure.”

Commenting on the nonbinding letter of intent to sell one hotel that the Company announced, Mr. Petry added, “We have seen Chairman Bennett in his CEO role at Ashford Trust make similar preliminary announcements that have failed before closing, so we will reserve judgment until we see a binding or definitive agreement with critical details such as price, valuation, and closing conditions. We also await more details on the long-overdue waiver of the oversized termination fee payable to Ashford Inc should more than one hotel be sold. We hope that this board can demonstrate a modicum of independence by negotiating a waiver that puts Ashford Prime shareholders’ interests first and isn’t simply another entrenchment device for Chairman Bennett and the incumbent directors in the proxy contest.”

Sessa urges shareholders to vote the WHITE proxy card for its proposed slate of five board nominees, who possess significant experience in the areas of real estate investing, capital markets and corporate governance.

For additional details and materials, please visit FixAshfordPrime.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sessa Capital (Master), L.P. (“Sessa Capital”) and the other Participants (as defined below) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying WHITE proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2016 annual shareholders meeting of Ashford Prime. The participants in the proxy solicitation include Sessa, Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers, and Chris D. Wheeler (collectively, the “Participants”).

SESSA CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF ASHFORD PRIME TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE PARTICIPANTS’ SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT THE PARTICIPANTS. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (888) 750-5834.

Media Contact:

Sard Verbinnen & Co

Daniel Goldstein

310.201.2040

Investor Contacts:

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Scott Winter / Jonathan Salzberger

212.750.5833